UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K/A
                           Amendment No. 1


                       CURRENT REPORT PURSUANT
                    TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  July 19, 1994

                    Commission File Number 0-511

                    COBRA ELECTRONICS CORPORATION
         (Exact name of Registrant as specified in its Charter)


     DELAWARE                                  36-2479991
(State of incorporation)          (I.R.S. Employer Identification
No.)


 6500 WEST CORTLAND STREET
 CHICAGO, ILLINOIS                               60635
(Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code: (312) 889-8870

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ITEM 4.   Changes in Registrant's Certifying Accountant.

(a) As a result of a bidding process to select an auditor for fiscal year 1994, on July 19, 1994, the Registrant's Board of Directors informed Arthur Andersen & Co., the Registrant's independent accountants for fiscal year 1993, of the Board's decision to not retain Arthur Andersen & Co. for fiscal year 1994. The decision to change independent accountants was recommended to the Board of Directors by its Audit and Finance Committee. The Registrant expects to finalize the engagement of new independent accountants for fiscal year 1994 within the next several weeks.

(b) Arthur Andersen & Co.'s report on the Registrant's financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(c)    On July 26, 1994, the Registrant filed a Current Report on
Form 8-K dated July 19, 1994 (the "Form 8-K") which stated in
Item 4 (c) thereof:

       "There were no disagreements with Arthur Andersen & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two most recent fiscal years ended December 31, 1993 and 1992, and the interim period subsequent to January 1, 1994 through July 19, 1994."

Although the Registrant believed on the filing date of the Form 8-K, and continues to believe, that no "disagreement" within the meaning of Item 304 of Regulation S-K existed with Arthur Andersen & Co.
("Andersen"), on July 29, 1994, Andersen informed the Registrant that they believed that two disagreements between the Registrant and Andersen occurred in connection with their audit of the Registrant's financial statements for the year ended December 31, 1993.
Andersen communicated to the Registrant that these disagreements, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreements in their auditor's report on the Registrant's financial statements.
These two disagreements were as follows:

1) In connection with Andersen's audit of the Registrant's December 31, 1993 financial statements, Andersen observed conditions that raised a question about the Registrant's ability to continue in existence as a going concern. As a part their audit procedures, consistent with Statement of Auditing Standards No. 59, Andersen requested the Registrant's 1994 financial plan ("Plan"). Andersen was provided with the Registrant's Plan. Andersen requested that the Registrant provide a revised Plan. A revised Plan was provided promptly; however, the Registrant questioned Andersen's need for a revised Plan in light of all of the other information the Registrant provided to Andersen. As a result, Andersen views this matter as a disagreement under Item 304 of Regulation S-K. The matter was resolved to Andersen's satisfaction prior to the issuance of the Registrant's
December 31, 1993 financial statements.

2) In connection with Andersen's audit of the Registrant's December 31, 1993 financial statements, Andersen disagreed with the Registrant regarding its classification of the Registrant's debt as non-current. Andersen indicated to the Registrant that because of various factors, including the existence of a material adverse change clause in the debt agreement, current classification of the Registrant's debt as of December 31, 1993 would be appropriate. At that time, the Registrant believed that its debt could be classified as non-current with appropriate financial statement disclosure. After reviewing the information presented by Andersen with respect to the effect of the material adverse change clause on debt classification, the Registrant agreed with Andersen. Andersen viewed this discussion as a disagreement as defined under Item 304 of Regulation S-K. The disagreement was resolved to Andersen's satisfaction prior to the issuance of the Registrant's
December 31, 1993 financial statements in which the debt was classified as a current liability.

Both of these matters were discussed between Andersen and the
Audit Committee of the Board of Directors of the Registrant.   In
addition, upon the engagement of a successor accountant, Andersen will be authorized to discuss these matters with the successor accountant without limitation.

The Registrant believes that there were no disagreements with Andersen within the meaning of Item 304 of Regulation S-K because Instruction 4 of Item 304 specifically excludes as disagreements
"initial differences of opinion based on incomplete facts or preliminary information that were later resolved to the former accountant's satisfaction by, and providing the registrant and the accountant do not continue to have a difference of opinion upon, obtaining additional relevant facts or information." The Registrant believes that each disagreement communicated to the Registrant by Andersen on July 29, 1994 was resolved to the satisfaction of Andersen, there is no continuing difference of opinion between the Registrant and Andersen and each "disagreement" was resolved upon the Registrant's obtaining additional relevant facts and information from Andersen.

(d) The Registrant requested Arthur Andersen & Co. to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter is filed as Exhibit 16 to this Form 8-K/A.


ITEM 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.

  Exhibit No.       Description

      16            Letter from Arthur Andersen & Co. dated August
                    9, 1994.


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                            COBRA ELECTRONICS CORPORATION


Dated:  August 9, 1994      By /s/ Gerald M. Laures
                            Gerald M. Laures
                            Vice President - Finance, and
                            Corporate Secretary
                            (Chief Financial and Accounting
                            Officer)

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EXHIBIT 16


                            Arthur Andersen & Co.
                            33 West Monroe Street
                           Chicago, IL  60603-5385



August 9, 1994

United States Securities
and Exchange Commission
Washington, DC  20549

Ladies and Gentlemen:

We have read Item 4 included in the attached Form 8-K/A Amendment No. 1 dated August 9, 1994 of Cobra Electronics Corporation ("the Company") to be filed with the Securities and Exchange Commission and are in agreement with statements contained in paragraphs (b), sub-paragraphs 1) and 2) and the first sentence following sub-paragraph
2) of paragraph (c), and paragraph (d).

Very truly yours,

ARTHUR ANDERSEN & CO.